UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 12, 2021
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2021, S&T Bancorp, Inc. (the “Company”) announced that Christopher J. McComish will be appointed Chief Executive Officer of the Company and S&T Bank, effective August 23, 2021 (the “Effective Date”). Mr. McComish will also be appointed to the Boards of Directors of the Company and S&T Bank on the Effective Date. From and following the Effective Date, David G. Antolik, who has served as Interim Chief Executive Officer since April 2021, will continue as President of the Company and S&T Bank and as a member of the Boards of Directors of the Company and S&T Bank, positions he has held since January 2019.

Mr. McComish, age 56, was most recently Senior Executive Vice President of Consumer Banking of TCF Bank, leading all consumer banking lines of business as well as business banking and wealth management. Prior to TCF, he served as president and CEO of Scottrade Bank, the banking subsidiary of Scottrade Financial Services, Inc. In addition, he served as the head of personal banking and then as chief operating officer for personal and commercial banking at BMO Harris Bank. He began his career at Wachovia Bank, where he spent over 20 years in various regional and line of business leadership roles.

Mr. McComish earned his bachelor's degree in international economics from Ohio Wesleyan University.

In connection with Mr. McComish’s appointment as Chief Executive Officer, the Company and S&T Bank entered into an employment agreement with Mr. McComish setting forth the terms of his employment and compensation while serving as Chief Executive Officer. The employment agreement, which has a three-year term and is subject to automatic renewal for one-year periods thereafter, provides for an annual base salary of $750,000, eligibility for an annual bonus for each fiscal year of the Company (which bonus will be $300,000 for 2021) and eligibility for long-term incentive awards (which awards for 2022 will have a grant date fair value of $750,000 and be granted 50% in the form of time-vesting restricted stock or restricted stock units that vest ratably on the second and third anniversaries of the grant date and 50% in the form of performance-vesting restricted stock or restricted stock units that cliff vest on the third anniversary of the grant date, in each case, subject to Mr. McComish’s continued employment). The employment agreement also provides for an inaugural equity award with a grant date fair value of $250,000 (which award will vest 50% on the date that is six months following the grant date and 50% on the date that is 12 months following the grant date). In addition, Mr. McComish will be eligible for employee benefits that are generally applicable to other senior executives of the Company and certain other benefits, including an annual vehicle allowance not to exceed $25,000, payment or reimbursement of certain club dues and payment or reimbursement of relocation expenses not to exceed $100,000. If Mr. McComish’s employment is terminated without cause or for good reason, Mr. McComish would be eligible for a cash severance benefit equal to two times the sum of his annual base salary and target annual bonus (or, if such termination is within two years following a change in control of the Company, three times the sum of his annual base salary and target annual bonus, and a pro-rated target annual bonus based on the date of termination), an amount equal to 24 months of COBRA premiums (or, if such termination is within two years following a change in control of the Company, 36 months of COBRA premiums), and accelerated vesting of his inaugural equity award. Such severance benefits are subject to Mr. McComish’s execution of a release of claims in favor of the Company. The employment agreement also subjects Mr. McComish to perpetual covenants concerning nondisclosure of confidential information and nondisparagement and covenants concerning noncompetition and nonsolicitation of customers and employees, which apply for one year following his termination of employment.

In connection with Mr. Antolik’s appointment as President, the Company and S&T Bank entered into an employment agreement with Mr. Antolik setting forth the terms of his employment and compensation while serving as President. The employment agreement, which has a three-year term and is subject to automatic renewal for one-year periods thereafter, provides for an annual base salary of $500,000, eligibility for an annual bonus for each fiscal year of the Company with a target opportunity of 45% of his annual base salary (provided that, partially in consideration for Mr. Antolik’s service as Interim Chief Executive Officer, his target annual bonus opportunity with respect to fiscal year 2021 will be $295,017) and eligibility for long-term incentive awards (provided that, partially in consideration for Mr. Antolik’s service as Interim Chief Executive Officer, such awards for 2022 will have a grant date fair value of $409,217 and be granted 50% in the form of time-vesting restricted stock or restricted stock units that vest ratably on the second and third anniversaries of the grant date and 50% in the form of performance-vesting restricted stock or restricted stock units that cliff vest on the third anniversary of the grant date, in each case, subject to Mr. Antolik’s continued employment). In addition, Mr. Antolik will be eligible for employee benefits that are generally applicable to other senior executives of the Company and certain other benefits, including a company vehicle and payment or reimbursement of certain club dues. The employment agreement also provides for a transition award of $75,000, which shall vest on September 1, 2021, in consideration for Mr. Antolik’s service as Interim Chief Executive Officer and work to achieve a smooth transition from the Company’s prior Chief Executive Officer to its incoming Chief Executive Officer, subject to Mr. Antolik’s continued employment. If Mr. Antolik’s employment is terminated without cause or for good reason, Mr. Antolik would be eligible for a cash severance benefit equal to two times the sum of his annual base salary and target annual bonus (or, if such termination is within two years following a change in control of the Company, three times the sum of his annual base salary and target annual bonus, and a pro-rated target annual bonus based on the date of termination) and an amount equal to 24 months of COBRA premiums (or, if such termination is within two years following a change in control of the Company, 36 months of COBRA premiums). Such severance benefits are subject to Mr. Antolik’s execution of a release of claims in favor of the Company. The employment agreement also subjects Mr. Antolik to perpetual covenants concerning nondisclosure of confidential information and nondisparagement and covenants concerning noncompetition and nonsolicitation of customers and employees, which apply for one year following his termination of employment.

The foregoing summary of the employment agreements with Mr. McComish and Mr. Antolik do not purport to be complete and are qualified in their entirety by reference to such employment agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 8.01. – Other Events.

On July 12, 2021, the Company issued a press release related to the matters described above in Item 5.02. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated July 12, 2021, by and between S&T Bancorp, Inc. and Christopher J. McComish.
10.2	Employment Agreement, dated July 12, 2021, by and between S&T Bancorp, Inc. and David G. Antolik.
99.1	Press Release of S&T Bancorp, Inc.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
July 12, 2021	Mark Kochvar Senior Executive Vice President, Chief Financial Officer